                                                                      EXHIBIT 16



                    [PRICEWATERHOUSECOOPERS LLP LETTERHEAD]



May 10, 1999


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by M/A/R/C Group ESOP/401(k) Plan (copy attached), which we understand will be filed with the Commission, pursuant to
Item 4 of Form 8-K, as part of the Plan's Form 8-K report dated May 10, 1999. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,


/s/  PRICEWATERHOUSECOOPERS LLP